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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Energy Ventures, Inc. (the "Company") of our report dated February 10, 1997 included in the Company's Form 10-K for the fiscal year ended December 31, 1996, and to all references to our Firm included in or made a part of this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
March 27, 1997